UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Cutter Mill Road Suite 322 Great Neck, NY 11021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On September 21, 2023, Mr. Heng Wang resigned as a director of Singularity Future Technology Ltd. (the “Company”) and a member of the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee. Mr. Wang’s decision did not result from any disagreement with the Company relating to its operations, policies, or practices.

On September 25, 2023, pursuant to its bylaws, the board of directors (the “Board”) of the Company elected Mr. Xu Zhao as a Class I independent director to serve until the annual meeting of stockholders for the fiscal year 2022, to fill the vacancy on the Board resulting from the resignation of Mr. Heng Wang. The Board appointed Mr. Zhao to serve as a member of the Audit Committee, a member of the Compensation Committee and Chair of the Nominating and Corporate Governance Committee. Mr. Zhao’s compensation shall consist of an annual base salary of $50,000 for his services as a director and committee member.

Mr. Zhao has worked as the president of Shijiazhuang Juminhui Technology Co., Ltd., a Chinese trading company since March 2023. He was the regional manager for Hebei Province of Jiangsu Hengrui Pharmaceuticals Co., Ltd., a Chinese pharmaceutical company from September 2009 to July 2022. Mr. Zhao received his bachelor’s degree in marketing from Nankai University Binhai College in 2009. He does not have any family relationships with any of the Company’s directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2023	Singularity Future Technology Ltd.

	By:	/s/ Ziyuan Liu
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

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